Exhibit 99.1

News Release
RAMBUS REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

•Delivered solid Q1 results and expanded leadership offerings for the data center
•Completed $50.0 million accelerated share repurchase program
•Launched industry-leading family of DDR5 PMICs for AI and traditional servers

SAN JOSE, Calif. – April 29, 2024 – Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the first quarter ended March 31, 2024. GAAP revenue for the first quarter was $117.9 million, licensing billings were $63.2 million, product revenue was $50.4 million, and contract and other revenue was $20.0 million. The Company also generated $39.1 million in cash provided by operating activities in the first quarter.

“Through strong execution and strategic focus on data center and AI, we delivered solid first quarter results,” said Luc Seraphin, chief executive officer of Rambus. “We expanded our market opportunity with the introduction of new leadership products, and continue to drive the long-term profitable growth of the company while consistently returning value to our stockholders, including a total of $350 million in cash returned over the past three years."

Quarterly Financial Review - GAAP	Three Months Ended March 31,
(In millions, except for percentages and per share amounts)	2024	2023
Revenue
Product revenue	$50.4	$63.8
Royalties	47.5	28.2
Contract and other revenue	20.0	21.8
Total revenue	117.9	113.8
Cost of product revenue	20.0	26.4
Cost of contract and other revenue	0.6	1.7
Amortization of acquired intangible assets (included in total cost of revenue)	3.1	3.6
Total operating expenses (1)	64.1	80.2
Operating income	$30.1	$1.9
Operating margin	26%	2%
Net income	$32.9	$3.3
Diluted net income per share	$0.30	$0.03
Net cash provided by operating activities	$39.1	$38.9
_________________________________________
(1)    Includes amortization of acquired intangible assets of approximately $0.2 million and $0.4 million for the three months ended March 31, 2024 and 2023, respectively.

Quarterly Financial Review - Supplemental Information(1)	Three Months Ended March 31,
(In millions)	2024	2023
Licensing billings (operational metric) (2)	$63.2	$63.4
Product revenue (GAAP)	$50.4	$63.8
Contract and other revenue (GAAP)	$20.0	$21.8
Non-GAAP cost of product revenue	$19.9	$26.3
Cost of contract and other revenue (GAAP)	$0.6	$1.7
Non-GAAP total operating expenses	$53.7	$58.3
Non-GAAP interest and other income (expense), net	$4.0	$0.9
Diluted share count (GAAP)	110	111
_________________________________________
(1)    See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below.

(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

GAAP revenue for the quarter was $117.9 million. The Company also had licensing billings of $63.2 million, product revenue of $50.4 million, and contract and other revenue of $20.0 million. The Company had total GAAP cost of revenue of $23.7 million and operating expenses of $64.1 million. The Company also had total non-GAAP operating expenses of $74.2 million (including non-GAAP cost of revenue of $20.5 million). The Company had GAAP diluted net income per share of $0.30. The Company’s basic share count was 108 million shares and its diluted share count was 110 million shares.

Cash, cash equivalents, and marketable securities as of March 31, 2024 were $391.1 million, a decrease of $34.8 million from December 31, 2023, mainly due to $50.0 million paid in connection with an accelerated share repurchase program, $37.7 million in payments of taxes on restricted stock units, offset by $39.1 million in cash provided by operating activities and $22.8 million in proceeds from the sale of a non-marketable equity security.

2024 Second Quarter Outlook

The Company will discuss its full revenue guidance for the second quarter of 2024 during its upcoming conference call. The following table sets forth the second quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (operational metric) (2)	$61 - $67	$61 - $67
Product revenue (GAAP)	$52 - $58	$52 - $58
Contract and other revenue (GAAP)	$17 - $23	$17 - $23
Total operating costs and expenses	$95 - $91	$80 - $76
Interest and other income (expense), net	$3	$3
Diluted share count	109	109
_________________________________________
(1)    See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below.
(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

For the second quarter of 2024, the Company expects licensing billings to be between $61 million and $67 million. The Company also expects royalty revenue to be between $55 million and $61 million, product revenue to be between $52 million and $58 million and contract and other revenue to be between $17 million and $23 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales and solutions licensing, among other matters.

The Company also expects operating costs and expenses to be between $95 million and $91 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $80 million and $76 million. These expectations also assume non-GAAP interest and other income (expense), net, of $3 million, a tax rate of 22% and a diluted share count of 109 million, and exclude stock-based compensation expense of $12 million and amortization of acquired intangible assets of $3 million.

Conference Call

The Company’s management will discuss the results of the quarter during a conference call scheduled for 2:00 p.m. PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (866) 813-9403 (domestic) or (+1) 929-458-6194 (international) with ID# 691469.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: cost of product revenue, operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition-related costs and retention bonus expense, amortization of acquired intangible assets, expense on abandoned operating leases, facility restoration costs, change in fair value of earn-out liability, loss on fair value adjustment of derivatives, net, non-cash interest expense on convertible notes and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and have no direct correlation to the Company’s operations.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Expense on abandoned operating leases. Reflects the expense on building leases that were abandoned. The Company excludes these charges because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Facility restoration costs. These charges consist of exit costs associated with our leased office space and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Change in fair value of earn-out liability. This change is due to adjustments to acquisition purchase consideration. The Company excludes these adjustments because such adjustments are not directly related to ongoing business results and do not reflect expected future operating expenses.

Loss on fair value adjustment of derivatives, net. The Company has excluded its loss on fair value adjustment of derivatives, net, as this represents the costs and benefits of repurchasing its convertible notes and is not a reflection of the Company's ongoing operations.

Non-cash interest expense on convertible notes. The Company incurred non-cash interest expense related to its convertible notes through the first quarter of 2023, at which point the remaining convertible notes matured. The Company excludes non-

cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 22 percent and 24 percent for 2024 and 2023, respectively, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies, that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory solutions that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding business opportunities, the Company’s ability to deliver long-term, profitable growth, product and investment strategies, and the Company’s outlook and financial guidance for the second quarter of 2024 and related drivers, and the Company’s ability to effectively manage market challenges. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Desmond Lynch
Senior Vice President, Finance and Chief Financial Officer
(408) 462-8000
dlynch@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$112,614	$94,767
Marketable securities	278,443	331,077
Accounts receivable	86,940	82,925
Unbilled receivables	38,484	50,872
Inventories	47,599	36,154
Prepaids and other current assets	12,376	34,850
Total current assets	576,456	630,645
Intangible assets, net	25,518	28,769
Goodwill	286,812	286,812
Property, plant and equipment, net	67,277	67,808
Operating lease right-of-use assets	21,574	21,497
Unbilled receivables	3,980	4,423
Deferred tax assets	131,885	127,892
Income taxes receivable	93,926	88,768
Other assets	1,408	1,613
Total assets	$1,208,836	$1,258,227

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,775	$18,074
Accrued salaries and benefits	12,687	17,504
Deferred revenue	16,399	17,393
Income taxes payable	3,899	5,099
Operating lease liabilities	4,722	4,453
Other current liabilities	20,125	26,598
Total current liabilities	82,607	89,121
Long-term liabilities:
Long-term operating lease liabilities	25,899	26,255
Long-term income taxes payable	85,569	78,947
Deferred tax liabilities	4,205	4,462
Other long-term liabilities	18,964	21,341
Total long-term liabilities	134,637	131,005
Total stockholders’ equity	991,592	1,038,101
Total liabilities and stockholders’ equity	$1,208,836	$1,258,227

Rambus Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2024	2023
Revenue:
Product revenue	$50,360	$63,775
Royalties	47,476	28,169
Contract and other revenue	20,035	21,818
Total revenue	117,871	113,762
Cost of revenue:
Cost of product revenue	20,048	26,423
Cost of contract and other revenue	555	1,691
Amortization of acquired intangible assets	3,056	3,562
Total cost of revenue	23,659	31,676
Gross profit	94,212	82,086
Operating expenses:
Research and development	37,359	41,898
Sales, general and administrative	25,827	30,964
Amortization of acquired intangible assets	195	382
Change in fair value of earn-out liability	700	6,900
Total operating expenses	64,081	80,144
Operating income	30,131	1,942
Interest income and other income (expense), net	4,587	2,161
Loss on fair value adjustment of derivatives, net	—	(240)
Interest expense	(366)	(381)
Interest and other income (expense), net	4,221	1,540
Income before income taxes	34,352	3,482
Provision for income taxes	1,454	201
Net income	$32,898	$3,281
Net income per share:
Basic	$0.30	$0.03
Diluted	$0.30	$0.03
Weighted average shares used in per share calculation
Basic	108,090	108,277
Diluted	110,037	111,153

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2024	2023
Cost of product revenue	$20,048	$26,423
Adjustment:
Stock-based compensation expense	(124)	(131)
Non-GAAP cost of product revenue	$19,924	$26,292

Total operating expenses	$64,081	$80,144
Adjustments:
Stock-based compensation expense	(9,372)	(12,932)
Acquisition-related costs and retention bonus expense	(111)	(825)
Amortization of acquired intangible assets	(195)	(382)
Expense on abandoned operating leases	—	(521)
Facility restoration costs	—	(316)
Change in fair value of earn-out liability	(700)	(6,900)
Non-GAAP total operating expenses	$53,703	$58,268

Interest and other income (expense), net	$4,221	$1,540
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(180)	(919)
Non-cash interest expense on convertible notes	—	3
Loss on fair value adjustment of derivatives, net	—	240
Non-GAAP interest and other income (expense), net	$4,041	$864

Rambus Inc.
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(Unaudited)

2024 Second Quarter Outlook	Three Months Ended June 30, 2024
(In millions)	Low	High
Forward-looking operating costs and expenses	$95.0	$91.0
Adjustments:
Stock-based compensation expense	(12.0)	(12.0)
Amortization of acquired intangible assets	(3.0)	(3.0)
Forward-looking Non-GAAP operating costs and expenses	$80.0	$76.0